UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934\
Date of Report (Date of earliest event reported): October 31, 2006
PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
100 Pike Way
Mount Airy, NC 27030
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (336) 789-2171
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
     On October 31, 2006, Pike Electric, Inc., a wholly-owned subsidiary of Pike Electric Corporation, entered into a separation agreement and general release (the “Separation Agreement”) with Mark Castaneda, its former Chief Financial Officer. Under the terms of the Separation Agreement, Mr. Castaneda will receive (i) a severance payment of $812,032 on February 19, 2007 (reduced by applicable taxes and any salary payments already made since August 18, 2006), in lieu of periodic severance payments that totaled such amount and that otherwise would have been payable to Mr. Castaneda under the terms of his employment arrangement with Pike Electric, Inc. and (ii) insurance coverage until August 18, 2007 on the same terms as provided on his last day of employment. The Separation Agreement includes non-competition, non-solicitation and non-disclosure covenants as well as a release by Mr. Castaneda of Pike Electric, Inc. and its related parties.
     The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01      Financial Statements and Exhibits.
(d)      Exhibits
The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release, dated October 31, 2006, by and between Mark Castaneda and Pike Electric, Inc.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: November 6, 2006	By:	/s/ Anthony K. Slater

Name: Anthony K. Slater Title: Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
October 31, 2006	1-32582
PIKE ELECTRIC CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release, dated October 31, 2006, by and between Mark Castaneda and Pike Electric, Inc.